Exhibit 10.74
Performance Share Award Agreement

[Participant Name]

It is my pleasure to inform you that you are hereby granted a Performance Share Award (“Award”), subject to the terms and conditions contained in this Award Agreement, the applicable Long-Term Incentive Compensation Program Overview (“Overview”) and the terms of the Fifth Third Bancorp 2024 Incentive Compensation Plan (the “Plan”) (collectively, the Award Agreement, Overview, and Plan shall be referred to herein as the “Award Terms”).

Grant Date of Performance Share Award Performance Period

Performance Shares Granted Performance Goals

[Grant Date]
The three-year period beginning January 1st of the year of grant and ending December 31st three years later
[Quantity Granted]
Return on Average Common Equity (ROACE) Relative to Peer Group, Adjusted Return on Tangible Common Equity (ROTCE), Efficiency Ratio, and Risk Performance Evaluation Rating of “Achieves” or above

These Performance Shares will vest on the third anniversary of the Grant Date subject to achievement of Performance Goals. The number of vested Performance Shares earned as part of this Award, if any, and the value of such Award will be determined following the end of the 3-year Performance Period based upon Performance Goals achieved. Details regarding the Performance Goals and their impact on the number of Performance Shares earned and forfeiture of Performance Shares are contained in the Overview.

Separation from employment impacts the vesting and earning of this Award. For details on the impact of employment separations, including the definition of Retirement applicable to this Award, please review the Award Terms.

Any bonus, commission, compensation, or award granted to you under the Plan is subject to recovery, or “clawback” by the Company in such amount and with respect to such time period as the Committee shall determine to be required by policy, applicable law, rules, or regulations if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law. In addition, all executive compensation plans and awards are automatically amended as necessary to comply with the requirements and/or limitations under any other laws, rules, regulations, or regulatory agreements up to and including a revocation of this Award.

Acceptance of this Award confirms your agreement to the Award Terms (copies of which were delivered with this Award Agreement) including the Confidential Information and Non-Solicitation Agreement located on the following pages. In the event of any conflict between the terms of this Award Agreement and the Plan, the terms of the Plan shall control. In addition, you confirm that you have received, or have access to, the 2024 Incentive Compensation Plan Prospectus.

This Award will expire by its own terms unless accepted within 60 days of the grant date.

For Fifth Third Bancorp:
                                                                    [Grant date]

Tim Spence
President and Chief Executive Officer

[Acceptance Date]
[Signature]

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

CONFIDENTIAL INFORMATION AND NON-SOLICITATION AGREEMENT

This Confidential Information and Non-Solicitation Agreement (“Agreement”) is made by and between Fifth Third Bancorp (which includes its subsidiaries and/or affiliated entities, hereinafter collectively referred to as “the Company”) and the undersigned Employee.

RECITALS

A.The Company is a diversified financial services company that operates three main businesses - Commercial Banking, Consumer and Small Business Banking, and Wealth and Asset Management;
B.The Company has informed Employee herein that the execution of this Agreement, being in the best interests of the Company, is a condition of employment of the Employee or, in the case of an existing employee, to the continued employment of the Employee by the Company; and
C.The Company has informed Employee herein that the execution of this Agreement is a condition of the receipt of any Long-Term Incentive Award issued under the Fifth Third Bancorp 2024 Incentive Compensation Plan.

NOW, THEREFORE, in consideration of the Recitals and the mutual covenants contained herein, it is mutually agreed as follows:

AGREEMENT
SECTION I.    COVENANT NOT TO USE OR DISCLOSE CONFIDENTIAL INFORMATION

A.During Employee’s employment, they have access to, use, receive and otherwise acquire various kinds of customer, business and technical information relating to the Company’s business that is of a confidential nature, whether or not such information is specifically labeled as “confidential.” As set forth below, Employee shall not use or disclose the Company’s Confidential Information, except as authorized by the Company and/or in the performance of Employee’s duties for the Company.

B.“Confidential Information” means Trade Secrets and other Bank information or a compilation of information, in any form (tangible or intangible), related to the Company’s business that the Company maintains as confidential and that is not generally known by or available to its competitors or the public. Employee agrees that the Company’s Confidential Information includes, but is not limited to: (a) the Company’s business plans and analysis; (b) unpatented inventions, techniques, technical data, technical improvements, know-how and ideas, innovations, and computer programs; (c) product and service offerings (including performance or product specifications); (d) business records; (e) customer and prospective customer lists, contact and identifying information, account histories, financial information and preferences or needs; (f) business and operational methods and processes; (g) marketing plans and strategies; (h) research and development data; (i) expansion or reduction plans; (j) training, reference or educational materials; (k) quality control and/or compliance standards; (l) business referrals, suppliers and/or vendor information; (m) information contained in pending patent applications; and (n) information about third parties (such as customers) that such third parties provide to the Company in confidence. “Trade Secrets” shall have the meaning ascribed by applicable state law, which generally means information in any form that (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of reasonable efforts by the Company to maintain its secrecy. Employee agrees not to disclose to third parties or use such Confidential Information (including Trade Secrets) for any purpose except when necessary to the performance of Employee's job with the Company.

C.Employee also understands that they occupy a position of confidence and trust with respect to the Company’s Confidential Information (including Trade Secrets) during their employment. Employee acknowledges and agrees that such Confidential Information (including Trade Secrets) is not generally known outside of the Company, that the Company has taken measures to guard the secrecy of its Confidential Information (including Trade Secrets), that such information is extremely valuable and an essential asset of the Company’s business, and that such information, if disclosed without authorization to a third party or used by Employee for purposes other than conducting the Company’s business would cause irreparable harm to the Company and/or its customers.

D.    The foregoing nondisclosure obligation applies to Employee during employment and continues after separation from employment for whatever reason. Employee agrees that, during their employment, and following their termination for whatever reason, Employee will not disclose or use, directly or indirectly, or authorize or permit anyone under their direction to disclose to anyone, any Confidential Information of the Company that they obtain during the course of their employment relating to or otherwise concerning the business of the Company, whether or not acquired, originated, or developed in whole or in part by Employee.

E.Additionally, Employee acknowledges and agrees that non-public information pertaining to the business that the Company’s customers transact with the Company (“Customer Information”) is protected from disclosure as long as such information is maintained as confidential either by the Company or by the customers, such information includes: account statements, account balances; credit reports; financial Plans; and loan documents. Employee acknowledges that the Company’s customers have a privacy interest in Customer Information and, therefore, agrees to safeguard in every way Customer Information from improper use or disclosure. Further, in no instance shall Employee ever use or disclose, except in the proper performance of the Employee’s duties for the Company, the following information concerning a customer of the Company: social security number; driver’s license number; credit card and debit card numbers; and account numbers.

F.The obligations set forth herein shall not apply to any Trade Secrets or Confidential Information that have become generally known to competitors of the Company through no act or omission of Employee, any information arising from Employee’s general training, knowledge, skill or experience (whether gained on the job or otherwise), information that is readily ascertainable to the public, and/or information Employee has a right to disclose, nor shall the obligations set forth herein apply to disclosures made pursuant to the Sarbanes-Oxley Act of 2002. However, Employee agrees that after termination of employment, they will not compile pieces of information from several sources and assemble them together in any manner in an attempt to circumvent a violation of their confidentiality obligations to the Company or attempt to demonstrate thereby that any of the Confidential Information is in the public domain.

G.Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

H.Employee understands that nothing contained herein limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that nothing contained herein limits Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to The Company.

SECTION II.    COVENANT PROHIBITING COMPETITION AND SOLICITATION OF CUSTOMERS AND EMPLOYEES

A.In exchange for the benefits provided herein, access to the Company’s Confidential Information (developed by the Company through substantial expenditures of time, effort and financial resources, constituting valuable and unique property of the Company, and as defined herein), access to customers and customer goodwill, and continued employment, Employee agrees that it is necessary for the protection of the Company’s business that, during the duration of employment and for a period of one (1) year after the termination of employment, regardless of the reason for the termination, they will not, directly or indirectly:

1.Enter into an ownership, consulting or employment arrangement with, or render services for, any individual or entity rendering services or handling products competitive with the Company in any territory to which Employee was assigned and/or for which Employee was responsible for during the twenty-four (24) month period preceding Employee’s departure from the Company;
2.Solicit, divert, entice, or take away, or attempt to solicit, divert, entice or take away any customers in the Covered Territory with whom Employee had contact, involvement, or responsibility or regarding which Employee received Confidential Information (as defined herein) during the last two (2) years of employment with the Company (the “Look Back Period”) (such customers to be referred to as “Customer(s)”) for the sale or provision of any product or service that competes with a product or service offered by the Company and/or as to which Employee had material involvement or about which Employee received confidential or proprietary information during the Look Back Period. “Covered Territory” is the geographic territory where Employee worked, to which Employee was assigned and/or for which Employee was responsible at any time during the Look Back Period;
3.Solicit, divert, entice, or take away, or attempt to solicit, divert, entice, or take away any potential customer or business in the Covered Territory identified, selected, or targeted by the Company and as to which Employee had contact, involvement, or responsibility or regarding which Employee received Confidential Information during the Look Back Period (such potential customers to be referred to as “Prospective Customers”) for the sale of any product or service that competes with a product or service offered by the Company and as to which Employee had material involvement or about which Employee received Confidential Information during the Look Back Period;
4.Accept or provide assistance (including, but not limited to, providing any service, information or assistance or other facilitation or involvement) in the accepting of business or orders from Customers or Prospective Customers in the Covered Territory as to products or services competitive with those products and services as to which Employee had material involvement or about which Employee received Confidential Information during the Look Back Period  (except on behalf of the Company); or
5.Recruit, hire or attempt to recruit or hire, any current employee of the Company, nor encourage any such employee to leave the employment of the Company. Among other things, this paragraph means that Employee agrees not to engage in discussions with any officer, manager, employee, or independent contractor of the Company in an attempt to induce or encourage the individual to end their relationship with the Company, not to share any The Company officer, manager, employee, or independent contractor’s name or contact information with any other person or entity so that the person or entity can speak to the Company’s officer, manager, employee, or independent contractor about potentially leaving the Company, and not to participate in any interviewing or hiring of a Company officer, manager, employee, or independent contractor.
B.Following the termination of Employee’s employment with the Company, nothing contained herein shall preclude Employee from accepting employment with or creating their own company, firm or business that competes with the Company so long as Employee’s activities do not violate any of the terms set forth herein or any other policy of the Company and/or any agreement between Employee and the Company.

C.The restrictive covenants contained herein shall supersede any previous obligations imposed upon Employee by agreements entered into between Employee and the Company as they relate to Employee’s post-employment solicitation of customers and/or employees. However, any prior obligations prohibiting the use, possession, and dissemination of confidential, proprietary and/or trade secret protected information shall remain in full force and effect. Likewise, any prior agreement Employee has entered into with the Company that provides for non-competition with the Company remains in full force and effect.

D.Employee will advise any future employer of: (a) the restrictive covenants contained in this Agreement, (b) any prior obligations prohibiting the use, possession, and dissemination of confidential, proprietary and/or trade secret protected information, and (c) any prior agreement Employee has entered into with the Company that provides for non-competition with the Company. Advising a future employer as described herein shall not be a violation of the confidentiality provisions included herein.

E.If Employee is located in Colorado, Illinois, or Virginia, the non-solicitation provisions shall not apply if Employee’s average weekly earnings falls below the threshold required for non-solicitation obligations provided for under applicable state law as it exists at the time of execution. If Employee is located in either Nebraska, Oklahoma or Washington, the provisions concerning Prospective Customers shall not apply. If Employee is located in Colorado or Washington, any choice of law, jurisdiction or venue provision contained herein does not apply with respect to any claims relating to the restrictive covenants contained herein. Such claims (and only such claims) for Employees located in Colorado will be governed by Colorado law and may be adjudicated in the state or federal courts of Colorado; and for Employees located in Washington will be governed by Washington law and may be adjudicated in the state or federal courts of Washington.

SECTION III.    EMPLOYEE WARRANTIES

Employee represents and warrants that his or her employment with the Company and the performance of this Agreement will not violate any express or implied obligation to any former employer or other party. Employee further represents that he or she has not brought with him or her and will not use or disclose during his or her employment with the Company any information, documents, or materials subject to any legally enforceable restrictions or obligations as to confidentiality or secrecy. Furthermore, Employee shall not make any agreements with or commitments to any person, firm, or corporation that would prevent, restrict, or hinder the performance of Employee’s duties and obligations under this Agreement. In addition, Employee agrees that he or she shall share a copy of this Agreement with any subsequent employer in order to ensure that there is no violation hereof, and Employee consents to the Company sharing a copy of this Agreement with any such employer.

SECTION IV.    REQUIREMENTS FOR CONTINUED VESTING UPON AND AFTER RETIREMENT

Employee agrees that if their employment terminates because of retirement, the Awards that continue to vest under the Performance Share Award Agreement upon and after retirement will become vested only if, after the date of the particular Award and through the final anniversary thereof, Employee will not enter into an ownership, consulting or employment arrangement with, or render services for, any individual or entity rendering services or handling products competitive with the Company.

As is also stated in Section VI. A. below, if Employee does not meet the requirements of this non-competition provision, the continued vesting of the Awards shall immediately cease and Employee shall forfeit any unvested Awards.

SECTION V.    ASSIGNMENT OF INVENTIONS AND WORK PRODUCT
By accepting this Agreement and the Award listed herein, the Employee agrees that, no matter what form they take and regardless of whether or not they can be trademarked, copyrighted, patented or maintained as a trade secret, all writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever that are created, prepared, conceived, developed, or reduced to practice by the Employee alone or with others during their employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Employee for the Company (in each case, regardless of when or where the work product is prepared or whose equipment or other resources is used in preparing the same) as well as all Intellectual Property Rights therein shall be considered “Company Work Product” and shall belong to the Company, even after termination of the Employee’s employment with the Company. “Intellectual Property Rights” means all trade secrets rights, copyrights, trademark rights, patent rights and other intellectual property rights recognized at any time by the laws (including statutes and common law) of any state, country or other jurisdictions.
Employee further agrees that:
A.Employee shall promptly disclose in writing any Company Work Product to the Company and grant and assign all of the Employee’s rights, title, and interest in Company Work Product, if any (whether existing or future), exclusively to the Company;

B.During and after employment, Employee shall cooperate with the Company and perform any and all acts requested by the Company to permit and assist the Company (at its expense) in obtaining and enforcing the full benefits, enjoyment right and title throughout the world in Company Work Product (including, but not limited to, the execution and delivery of documents and providing assistance in legal proceedings);

C.Employee hereby irrevocably grants the Company power of attorney (coupled with an interest) to execute on the Employee’s behalf and in the Employee’s name all documents and applications and to do all other lawfully permitted acts to secure the Company’s rights and legal ownership of the Company Work Product;

D.Employee shall not disclose any information about Company Work Product to anyone outside the Company absent written permission from the Company to do so, unless that information has already been publicly released by the Company;

E.To the fullest extent permitted by law, all Company Work Product consisting of copyrightable subject matter is “work made for hire” under 17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Company, and its successors and assigns, for no additional consideration, the Employee's entire right, title, and interest in and to all Company Work Product and Intellectual Property Rights therein, including, without limitation, the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world

1.The assignment provisions in this Section V are limited to only those inventions and Company Work Product that can be lawfully assigned by an employee to an employer. Some examples of state laws limiting the scope of assignable inventions are: California

Labor Code Section 2870; Delaware Code Title 19 Section 805; Illinois 765 ILCS 1060/1-3; Kansas Statutes Section 44-130; Minnesota Statutes 13A Section 181.78; New Jersey Rev. Stat. §34:1B-265; New York Labor Law Section 203-f; North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, Section 66-57.1; Utah Code Sections 34-39-l through 34-39-3, ‘Employment Inventions Act’; and Washington Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140.

2.The Employee understands and acknowledges that Work Product does not include, and any provision in this Agreement requiring the Employee to assign (or otherwise providing for ownership by the Company of) rights to an invention does not apply to, any invention that the Employee develops entirely on their own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (a) relate to the Company’s business, or actual or demonstrably anticipated research or development of the Company or (b) result from any work performed by the Employee for the Company.
a.To the extent Kansas Statutes Section 44-130, Minnesota Statutes 13A Section 181.78, or Washington Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140 applies, inventions must relate directly to the Company’s business, or actual or demonstrably anticipated research or development of the Company.
b.To the extent California Labor Code Section 2870 applies, the invention must relate, at the time of conception or reduction to practice, to the Company’s business, or actual or demonstrably anticipated research or development of the Company.

SECTION VI.    OTHER PROVISIONS

A.Restrictive Covenant Breach: If Employee breaches any of the terms of the restrictive covenants in Sections I., II. or IV. of this Agreement, (1) the terms of those Sections will be extended by the period of the breaches, and (2) any and all Awards granted under a Performance Share Agreement that are not yet vested shall be immediately and irrevocably forfeited.  This section does not constitute Fifth Third’s exclusive remedy for any violation of your restrictive covenant obligations, and Fifth Third may seek additional legal or equitable remedies, including injunctive relief, for any such violation or breach.
B.Governing Law and Venue: This Agreement and all the rights, duties and remedies of the parties hereunder shall be governed by the laws of the State of Ohio. Any action to enforce this Agreement must be brought in a state or federal court located in Hamilton County, Ohio. Participant consents to the exercise of personal jurisdiction by and venue in any state or federal court located in Hamilton County, Ohio. The Company shall have the right to specifically enforce the covenants contained in this Agreement, in addition to any other legal, equitable (including specifically, but not limited to temporary restraining orders or preliminary or permanent injunctive relief) or other remedies as may be available to the Company for Employee’s breach of any such covenants. Employee and the Company irrevocably and unconditionally waive the right to a trial by jury in any action or proceeding seeking to enforce or alleging breach of any provision of this Agreement.
C.Severability: If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable.
D.Waiver/Modification: No waiver or modification of this Agreement will be valid unless in writing and duly executed by the party against whom enforcement is sought. Failure of the Company to enforce any provision of this Agreement shall not be construed as a waiver of such provision or of the right of the Company thereafter to enforce each and every provision.
E.At-Will Nature of Employment: Employee understands that nothing in this Agreement requires him or her to continue employment with the Company for any particular length of time or requires that the Company continue to employ Employee for any particular length of time.
F.Successors/Assigns: The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company (including but not limited to any corporate successor of The Company) and Employee’s heirs, executors and personal representatives. As part of this provision, Employee understands and agrees that should Employee become employed by another entity owned or otherwise affiliated with Fifth Third Bancorp (such as its subsidiaries, divisions or unincorporated affiliates), the obligations of this Agreement follow Employee to such other entity automatically and without further action, and that entity becomes the “Company” within the meaning of this Agreement.
G.Obligation to Comply With Other Laws: The duties Employee owes the Company under this Agreement shall be deemed to include federal, state and common law obligations of employees to their employers. This Agreement is intended, amongst other things, to supplement the provisions of state trade secret law and duties Employee owes the Company under common law, including but not limited to the duty of loyalty, and does not in any way supersede any of the obligations or duties Employee otherwise owe the Company.
H.Obligation to Comply With Other Agreements: This Agreement is in addition to and not in lieu of other non-solicitation, non-disclosure, and non- competition obligations Employee may owe to the Company.
I.Attorney’s Fees: If the Company must enforce any of its rights under this Agreement through legal proceedings, Employee agrees to reimburse the Company for all reasonable costs, expenses, and attorney’s fees incurred by it in connection with the enforcement of its rights.
J.Injunctive Relief: Employee acknowledges that should Employee violate any of the provisions of this Agreement, the Company will suffer irreparable harm and not have adequate an adequate remedy at law. Accordingly, Employee agrees that the Company may seek injunctive relief to restrain any such violation, as well as equitable relief, in a court of competent jurisdiction.
K.Counterparts: This Agreement may be signed in counterparts.

THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. Employee has been given sixty (60) days to accept this Agreement, and Employee therefore acknowledges they have been provided with at least fourteen (14) days to review the Agreement prior to acceptance (though Employee is permitted to accept/acknowledge the agreement in less time, if they choose).They further acknowledge that they have exercised due diligence in reviewing this Agreement, and that each has been advised to, and has had adequate opportunity to consult with legal counsel or other advisors to the extent that each deemed such consultation necessary.